Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2005 Long-Term Equity Incentive Plan of Prestige Brands Holdings, Inc. of our report dated February 20, 2004, with respect to the financial statements of Bonita Bay Holdings, Inc. included in its Registration Statement (Form S-1 No. 333-122692) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tampa, Florida

March 18, 2005